Exhibit 23



Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-18485, 333-18487, 333-18493, 333-29467,
333-33185 and 333-36469) of Covance Inc. of our report dated January 20, 1999 appearing on page 26 of this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Florham Park, New Jersey


March 4, 1999